APPLICATION FOR SELECT VARIABLE ANNUITY

INCLUDES NEW FUNDS – 2007

NETWORK EDITION ONLY

GUIDELINES FOR COMPLETION

•	Use this application ONLY when applying for a Network Edition VA.

•

To sell a Network Edition VA, a Financial Representative must be a Registered Rep of NMIS on the date the application was solicited and signed and must be licensed in the state that the application is completed.

•	Premium credit is provided by Northwestern Mutual. Commissions do not apply.

•	All payments submitted with the application should be made payable to Northwestern Mutual.

•	Submit completed application, initial payment (if applicable) and all other required forms to the Network Office for approval and input.

ELIGIBILITY: The Network Edition VA is only available to eligible purchasers. Eligibility applies to the contract owner and is defined below.

Eligible Purchasers: Pursuant to a determination of eligibility by an officer of Northwestern Mutual Investment Services, LLC (“NMIS”), principal underwriter and distributor of the Contract, or by his or her designee, Contracts may be sold to current or retired registered representatives of NMIS, immediate family members of such registered representatives, a family trust in the name of such a registered representative, or individuals directly employed by current representatives (“Eligible Persons”). For this purpose, “immediate family” means (a) current spouses (or spousal equivalents if recognized under local law), or (b) parents and children (under age 21), including parents and children in adoptive and current step relationships. After a Contract is purchased, additional investments can be made for the life of the Contract regardless of the eligibility status of the purchaser.

MARKET REQUIREMENTS

Non-Tax Qualified

•	If the owner is a personal trust, include the Non-Natural Owner form and Trustee Declaration (#14-0196).

•	If the owner is a minor and a custodian will be named under UTMA/UGMA, specify the following in the owner’s section: custodian’s name as custodian FBO minor child’s name.

•	A minor cannot own an annuity contract. If UGMA/UTMA is not being requested, some other owner arrangement must be made (e.g. Trust for minor or parent or guardian owner).

Net Income Makeup Charitable Remainder Unitrust (NIMCRUT)

•	Before applying for a NIMCRUT, contact Advanced Planning at 1-877-926-1500 to determine if a NIMCRUT is the appropriate market category for this application.

•	Applicant must be the Trustee of the Unitrust.

•	Owner and Beneficiary must be the Unitrust.

•	Provide the NIMCRUT Disclosure Statement (90-2016) to the applicant for their records.

•	NIMCRUT Acknowledgment of Receipt of Disclosure (90-2020) must be signed and submitted with the application.

REPLACEMENT

Using funds from an existing life insurance policy or annuity contract to purchase a new policy or contract constitutes a replacement. To assist in determining if this is a replacement, see the Definition of Replacement Supplement (90-1967).

For a replacement case, the Financial Representative must:

•	submit required papers and sales material and

•	provide required disclosure notices to the applicant.

NAIC REQUIREMENTS

The following requirements apply to states that have adopted the NAIC Replacement Model Regulations.

•	Applicant’s Statement of Existing Coverage: Must be completed for every application.

•	Important Notice: Must be completed for all situations where the applicant owns existing life insurance policies or annuity contracts.

90-2039 (1106)	90-2039-71 (0407) WISCONSIN Guidelines – FE

COMPLIANCE

REGISTRATION: To sell VA’s, a Financial

Representative must be a Registered Representative of NMIS on the date the application is signed and licensed in the state that the application is completed.

CUSTOMER IDENTIFICATION PROGRAM (CIP): The Owner Identity Verification form (14-0964) is attached to the application and is required for each natural person owner.

PROSPECTUS: The most current Account C Network Edition Prospectus must be given to the applicant.

SUITABILITY SUPPLEMENT: Required for all sales other than non-recommended sales to current or retired Registered Representatives. The form must be signed by the NMIS Supervisor and filed in the Variable application file

CONTRACT REQUIREMENTS

INSURABLE AGE: Insurable age must be 85 or younger.

BENEFICIARY

•	To specify a special arrangement using the Designation of Beneficiary by Owner form (90-1197), check “See Attachment” and submit with the application.

•	If UTMA/UGMA selected in owner section, direct beneficiary must be self-estate.

AUTOMATIC DOLLAR COST AVERAGING (DCA)

Purchase payments deposited into the Money Market Fund can be systematically allocated to other funds on a monthly or quarterly basis.

•	$100 minimum transfer amount

•	The first DCA transfer will be processed when the contract is approved.

PORTFOLIO RE-BALANCING

Investment allocations are adjusted either monthly, quarterly, semi-annually or annually.

•	Minimum contract value is $10,000.

•	The first transfer will occur one period after contract approval.

•	Transfers will be made according to the payment allocations on the application.

CREDITING INITIAL PAYMENT

•	The effective date of the initial Purchase Payment is the date the initial Purchase Payment is applied under the contract. The initial Purchase Payment shall be credited no later than two Business Days after the initial Purchase Payment and application have been received at the Home Office in good order (as defined in the prospectus).

•	Receipt of Purchase Payments at a facility designated by Northwestern Mutual Life will be considered the same as receipt at the Home Office.

MINIMUM INITIAL PURCHASE PAYMENT

•	$10,000

SCHEDULED PAYMENTS

•	ISA/EFT, complete entire section including Signature of Bank Account Owner.

REQUIRED SIGNATURES

•	Applicant. If other than Annuitant, indicate relationship to Annuitant.

•	Custodian if minor is owner under UTMA/UGMA.

•	Annuitant, if other than Applicant.

•	Registered Financial Representative on signature page and Agent’s Certificate.

•	NMIS Supervisor.

CONTRACT DELIVERY INSTRUCTIONS

On the Agent’s Certificate, indicate where to have the contract package mailed.

1035(a) EXCHANGES

•	Submit Direct Transfer/Rollover or Direct Transfer Under Section 1035(a) to Northwestern Mutual (21-0070).

•	Submit state required replacement forms.

•	For full exchanges, submit original policy or Lost Policy/Contract Statement (17-1377).

•	Some companies may require their own forms and/or additional paperwork.

90-2039 (1106)	90-2039-71 (0407) WISCONSIN Guidelines – FE

SELECT VARIABLE ANNUITY APPLICATION

(NETWORK EDITION)

Contract Number

1. OTHER POLICIES

Has a Northwestern Mutual Policy ever been issued on the annuitant’s life?

☐ Yes, the last policy number is: ☐ No

2. ANNUITANT

Name: First, MI, Last

Sex Birthdate (MM/DD/YYYY)

Residence Address (Required)

Mailing Address
(If different than residence address)

City, State, Zip

Country, if other than US

Home Phone Number ( )

Taxpayer ID

US Citizen? ☐ Yes ☐ No (If no, provide copy of green card)

If no, what country?

3. MARKET Select one:

☐ Non-Tax Qualified

☐ New Income Makeup Charitable Remainder Unitrust (NIM-CRUT)

4. OWNER	(If more than one owner, copy page 1 of this application and complete the owner section for each additional owner.)

A minor cannot own an annuity contract.

Select one:

☐ Annuitant	Proceed to section 5.

☐ UGMA/UTMA–	custodian is the owner for the benefit of minor.	Enter
☐ Trust		Owner
☐ Other (natural persons only)		information

4. OWNER (continued)

Name: First, MI, Last/Trust

Sex Birthdate (MM/DD/YYYY)
Residence Address (Required)

Mailing Address
(If different than residence address)

City, State, Zip

Relationship to Annuitant

Home Phone Number ( )

Taxpayer ID

US Citizen? ☐ Yes ☐ No (If no, provide copy of green card)

If no, what country?

Date of Trust Name of Trustees

5. BENEFICIARY (Upon the death of the Annuitant)

Cannot be annuitant.
If no beneficiary listed, Estate of Annuitant will be named.

☐ See attachment – Proceed to Section 6.

Direct Beneficiary: ☐ Owner ☐ Other – Enter information below:

Name

Taxpayer ID Relationship

Name

Taxpayer ID Relationship

☐	And all (other) children including legally adopted children, of the Annuitant as additional Direct Beneficiaries.

Contingent Beneficiary:

Name

Taxpayer ID Relationship

Name

Taxpayer ID Relationship

☐	And all (other) children including legally adopted children, of the Annuitant as additional Contingent Beneficiaries.

90-2039 (1106)	THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY 720 East Wisconsin Avenue, Milwaukee, WI 53202	90-2039-71 (0407) WISCONSIN (Page 1) FE Includes New Funds - 2007

6. REPLACEMENT

As a result of this purchase, will the values or benefits of any other life insurance policy or annuity contract, on any life be affected in any way?

☐ Yes ☐ No

Will this annuity:

A. Replace Northwestern Mutual?	☐ Yes	☐ No

B. Replace other companies?	☐ Yes	☐ No

C. Result in 1035 exchange?	☐ Yes	☐ No

7. INITIAL PAYMENT

Minimum initial purchase payment is $10,000

METHOD OF PAYMENT

☐ Check attached Amount $

☐ Check coming from another institution $

Estimated Amount

☐ Electronic Funds Transfer (EFT)

8. SCHEDULED PAYMENTS

ISA Number

☐ Electronic Funds Transfer (EFT)
You must attach a voided check.

Select one:

☐ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually

Amount $ First Draft Date
(MM/DD/YYYY)
Bank Transit Number
Account Number
☐ Checking ☐ Savings
Bank Account Owner – Select one
☐ Annuitant ☐ Other – Enter information below:

Name
FIRST MI LAST

Residence Address

City, State, Zip

Taxpayer ID

Signature below (or on signatures page if Bank Account Owner is the Applicant) is authorization to charge the account named above with electronic funds transfers initiated by Northwestern Mutual to its own order. This authorization will remain in effect until revoked in writing.

X
Signature of Bank Account Owner

9. OPTIONAL ENHANCED DEATH BENEFIT

☐	I elect the Enhanced Death Benefit rider. There is an additional charge. Available to age 65. See prospectus for more information.

10. OPTIONS

☐	Dollar Cost Averaging from the Money Market Fund - $100 minimum transfer amount

Amount: $ Monthly ☐ Quarterly ☐

Complete Payment Allocation column and Dollar Cost Averaging column in next section.

☐ PortfolioRebalancing

☐ Monthly

☐ Quarterly

☐ Semi-Annually

☐ Annually

Note:

• If only Dollar Cost Averaging is chosen, transfers will be made according to the Dollar Cost Averaging column in next section.

• If only Portfolio Rebalancing is chosen, transfers will be made according to the Payment Allocation column in next section.

• If both Dollar Cost Averaging and Portfolio Rebalancing are chosen, transfers will be made according to the Dollar Cost Averaging column in next section.

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11.	PAYMENT ALLOCATION

•	Complete Payment Allocation column.

•	If Dollar Cost Averaging is chosen, a percentage must be indicated in the Money Market Fund of the Payment Allocation column and the Dollar Cost Averaging column must be completed.

•	Use whole percentages totaling 100%.

	Payment Allocation	Dollar Cost Averaging
FUNDS	%	%
Select Bond
Franklin Templeton International Equity
Money Market		N/A
Balanced
Index 500 Stock
Mid Cap Growth Stock*
High Yield Bond
Growth Stock
Large Cap Core Stock
Index 400 Stock
Small Cap Growth Stock
Russell Multi-Style Equity
Russell Aggressive Equity
Russell Non-US
Russell Real Estate Securities
Russell Core Bond
Asset Allocation
International Growth Stock
T. Rowe Price Small Cap Value
Cap Guardian Domestic Equity
AllianceBernstein Mid Cap Value
Janus Capital Appreciation
T. Rowe Price Equity Income
Fidelity VIP Mid Cap Portfolio
American Century Large Company Value
American Century Inflation Protection
Neuberger Berman AMT Socially Responsive
Capital Guardian Large Cap Blend
MFS Research International Core
Fidelity VIP Contrafund Portfolio
Index 600 Stock
MFS Emerging Markets Equity
Short Term Bond
PIMCO Long-Term U.S. Government Bond
PIMCO Multi Sector Bond
Russell LifePoints Equity Growth
Russell LifePoints Growth
Russell LifePoints Balanced
Russell LifePoints Moderate

TOTAL	100%	100%

*	Effective April 30, 2007, the investment option name of Aggressive Growth Stock was changed to Mid Cap Growth Stock. This reflects a change in name only.

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SIGNATURES

IT IS UNDERSTOOD AND AGREED THAT:

The effective date of the initial Purchase Payment is the date the initial Purchase Payment is applied under the contract. The initial Purchase Payment shall be applied no later than two Business Days after the Valuation Date on which the initial Purchase Payment has been received at the Home Office if a properly completed application has also been received at the Home Office.

If a trustee is named as a beneficiary and no qualified trustee makes claim to the proceeds, or to the present value of any unpaid payments under a payment plan, within one year after payment becomes due to the trustee, or if satisfactory evidence is furnished to Northwestern Mutual within that year showing that no trustee can qualify to receive payment, payment will be as provided in the contract as though the trustee had not been named. Northwestern Mutual will be fully discharged of liability for any action taken by the trustee and for all amounts paid to, or at the direction of, the trustee and will have no obligation as to the use of the amounts. In all dealings with the trustee Northwestern Mutual will be fully protected against the claims of every other person. Northwestern Mutual will not be charged with notice of a change of trustee unless written evidence of the change is received at the Home Office.

No agent is authorized to make or alter contracts or to waive the rights or requirements of Northwestern Mutual.

The Prospectus has been received and it is understood that all payments and values provided by the contract applied for, when based on the investment experience of a separate account, are variable and are not guaranteed as to amount.

In the event my application cannot be completed within 5 days of receipt of my initial payment at your Home Office, I authorize you to retain the initial payment until the application can be completed, or until further notification from me.

☐  Check here if this is an unsolicited sale.

Each person signing this application declares that the answers and statements made in this application are correctly recorded, complete and true to the best of his or her knowledge and belief.

Date (MM/DD/YYYY)	Signed at: City	State

X	X
Signature of Applicant (Indicate relationship to Annuitant)	Signature of Annuitant (If other than Applicant)

X
Signature of Licensed Agent

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AGENT’S CERTIFICATE
1. To the best of your knowledge will the annuity applied for replace any life insurance or annuity contract in this company or elsewhere?
☐ Yes ☐ No
Note: To assist in determining if this is a replacement, see the Definition of Replacement Supplement (90-1967).

2. ☐ Check here if any part of this application was translated. Provide Translated Statement of Understanding. Indicate the translation method used:

☐ Language Line

☐ Certified Translator name:

3. The Account C (Network Edition) Prospectus dated was delivered.

CONTRACT DELIVERY INSTRUCTIONS

Deliver contract package to:
☐ Managing Partner Office	☐ Agent’s own office
☐ Managing Director Office	☐ Contract Owner

DEMOGRAPHICS

ANNUITANT’S EDUCATION

☐ Some Education	☐ Masters	☐ Some College
☐ Bachelors	☐ Associate Degree	☐ Doctorate
☐ High School	☐ Attorney at Law

NUMBER OF DEPENDENTS

Number	☐ None

OCCUPATION	INDUSTRY	SOURCE OF APPLICANT
☐ Business Owner ☐ Clerical ☐ Consultant ☐ Craftsman ☐ Homemaker ☐ Legal ☐ Managerial/ Executive ☐ Medical ☐ Professional ☐ Sales ☐ Service Worker ☐ Technical

☐  Agriculture,       Forestry & Fishing

☐  Construction

☐  Finance,

      Insurance

      & Real Estate

☐  Manufacturing

☐  Mining

☐  Nonclassifiable       Establishments

☐  Public

      Administration

☐  Retail Trade

☐  Services

☐  Transportation,

      Communication &

      Utilities

☐   Wholesale Trade

☐ Agent’s Own Policyowner ☐ Orphan Policyowner ☐ Referred Lead ☐ Acquaintance ☐ Newcomer Service ☐ Cold Canvas ☐ Lead Letter Reply ☐ Published Sources ☐ Walk-in ☐ Family member or yourself Other

CERTIFICATION

I certify that to the best of my knowledge I have asked all questions and have completely and correctly recorded the Applicant’s and Annuitant’s answers. I further certify that I have reasonable grounds for believing the purchase of the annuity applied for is suitable based on the information provided.

I certify that a current Prospectus was delivered and that no written sales materials other than those provided by the Home Office were used.

X
Signature of Agent	Network Office Number

Agent Number:

NMIS Rep Number:

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(Page 5) FE

OWNER IDENTITY VERIFICATION

For Variable Annuities and Variable Life

This form must be completed by the Registered Representative and submitted with the following applications:

VARIABLE ANNUITY – One form must be completed for each natural person owner.

VARIABLE LIFE – One form must be completed for each natural person owner, except for an owner who is 1) the insured, and 2) undergoing a paramedical exam, medical exam, or executive physical.

Note: Failure to review identity documents in person could result in processing delays and/or decline of application.

OWNER NAME:	CONTRACT/POLICY NUMBER:

Have you previously completed an Owner Identity Verification (OIV) form or the Customer Identity Verification section of the NMIS New Account form for this owner?
☐	No or Unknown: Complete the remainder of this form.
☐	Yes:

Provide the existing policy/contract number for which the OIV form was previously completed or the NMIS Account number for which the Customer Identity Verification section was completed. If this number is provided, then the remainder of this form does not need to be completed.

If the number cannot be provided, complete remainder of this form.

The following notice must be read by or to the owner: “Federal law requires financial institutions to obtain, verify, and record information that identifies each person who applies to own a variable product. You will be asked to provide your name, address, date of birth and other information. We will also obtain information from your driver’s license (or other government-issued identification) and we may use other means, including third party sources, to verify your identity.”

U.S. Government identification presented:

☐  State Driver’s License    ☐  Passport    ☐  State ID Card    ☐  Permanent Resident Card (Green Card)

☐  Other:                                                                        ☐  Owner has no form of U.S. Government identification

State/country of issuance:                                               Identification number:

Date of issuance – if none, so state: (MM/DD/YY)                      Expiration date – if none, so state: (MM/DD/YY)

☐  Yes    ☐  No    Did you meet in person with this individual when you collected the identity information provided above?

☐  Yes    ☐  No    If yes, does the photograph on the identification match this person’s appearance?

☐  No photo on ID

Manner of identification presented:    ☐  Original    ☐  Copy    ☐  Obtained via Phone    ☐  Other:

Name on the identification if it does not match name on application:

For Variable Life Only: Owner’s residence address if different than address on application (or Variable Life Owner Information form):
Number and Street	Apartment or Unit Number	City, State and Zip Code

I certify that the above notice was provided to the owner and that the information from the identification presented is correctly recorded, complete and true to the best of my knowledge.

Registered Representative’s Signature	Date (MM/DD/YY)

14-0964 (0104)	FE

Select Variable Annuity Network Edition Suitability Supplement

This form is required with all variable annuity applications.

Annual Income: Indicate the annual income for each owner. For UTMA/UGMA contracts indicate the minor’s annual income.

Liquid Net Worth: Indicate the liquid net worth for each owner. Liquid net worth is the amount of a client’s net worth that a client can access and quickly turn into cash with minimal charges (examples include: checking account, savings account and money market account).

Total Net Worth (not including primary residence): Indicate each owner’s total net worth, but do not include primary residence in this amount. (Liquid net worth is included in the total net worth amount)

Estimated Income Tax Bracket: Select the tax bracket for each owner (Federal, State, Local Income Tax as applicable).

Number of Dependents: Indicate the number of dependents for each owner.

Employment Status: Indicate the employment status for each owner. For personal trusts, indicate the employment status of the trustee. For UTMA/UGMA contracts, indicate the minor’s employment status.

Time Horizon: Indicate if contract is expected to be inforce for at least 5 years. A Variable Annuity is a long-term investment and is generally not acceptable for a customer with a short time horizon.

Investment Experience: Indicate the investment experience for each owner, personal trustee, or custodian.

Investment Objective/Risk Tolerance: Using the Personal Investor Profile (14-0351), indicate the investment objective/risk tolerance for this annuity.

Conservative: Conservative investors tend to be more interested in safety of principal, liquidity and income rather than in long-term growth or capital appreciation. These investors are willing to accept lower returns for the potential to reduce volatility.

Moderately Conservative: Moderately conservative investors are interested in safety of principal, liquidity, and income, but also seek modest growth in the value of their investments. These investors are willing to take on a little more risk to achieve that growth with the understanding that it may increase volatility.

Balanced: Balanced investors are equally interested in safety of principal and long-term growth. These investors generally want steady and sustained growth without the volatility that high-risk investments can bring.

Aggressive: Aggressive investors are primarily interested in long-term growth and are willing to take reasonable risks to achieve it. These investors are comfortable with the volatility that accompanies higher risk investments.

Very Aggressive: Very aggressive investors are interested in higher potential growth with greater volatility and are willing to take substantial risks to achieve it.

Source of Funds: Indicate where the funds for this purchase are coming from and check all that apply. If the funds are coming from another financial product, contact the surrendering company to confirm the amount of the surrender charges, if any. If there are surrender charges, we will require a signed statement from the contract owner explaining the economic benefit of the transfer.

Reasons For Purchase: Identify all (at least 2) reasons for the purchase of this annuity.

If Exchange or Rollover/Transfer, Explain Benefit For Client: Submit copies of any documentation that substantiates the suitability of the transaction or indicate in space provided.

Signatures: Owner(s) and Financial Representative must sign. Network Office Registered Principal conducts final review and signs off on suitability of sale.

14-1549 (0906) GUIDELINES	FE

Select Variable Annuity Network Edition Suitability Supplement

ANNUITANT NAME	CONTRACT NUMBER
OWNER NAME (IF DIFFERENT FROM ANNUITANT)

OWNER INFORMATION - If more than one owner, provide additional Owner Information on separate sheet.
Annual Income	Liquid Net Worth		Total Net Worth
☐ Under $25,000	☐ Under $10,000	☐ $50,000 to $99,999	☐ Under $10,000	☐ $50,000 to $99,999
☐ $25,000 to $49,999	☐ $10,000 to $24,999	☐ $100,000 to $500,000	☐ $10,000 to $24,999	☐ $100,000 to $500,000
☐ $50,000 to $100,000	☐ $25,000 to $49,999	☐ Over $500,000	☐ $25,000 to $49,999	☐ Over $500,000
☐ Over $100,000

Estimated Tax Bracket: ☐ 0 - 15% ☐ 16% - 27% ☐ 28% - above			Number of dependents:

EMPLOYMENT STATUS	INVESTMENT EXPERIENCE (Check all that apply)
☐ Employed - Occupation		None	Up to 5 yrs	5 yrs or More
☐ Retired	CDs/ Savings	☐	☐	☐
☐ Unemployed	Annuities	☐	☐	☐
TIME HORIZON	Variable Life Ins.	☐	☐	☐
Do you expect the contract to be inforce for at least 5 years?	Mutual Funds	☐	☐	☐
☐ Yes ☐ No	Bonds	☐	☐	☐
If no, explain:	Stocks/Options	☐	☐	☐
	Other	☐	☐	☐

INVESTMENT OBJECTIVE/RISK TOLERANCE FOR THIS CONTRACT ONLY (Only select one)

☐ Conservative ☐ Moderately Conservative ☐ Balanced ☐ Aggressive ☐ Very Aggressive

☐ Money Market Election for initial Payment - customer will elect DCA/or Transfer to match investment objective above

SOURCE OF FUNDS (check all that apply for this purchase)
☐ 1. Fixed Annuity	☐ 7. Variable Annuity
☐ 2. Sale of Stock/Bonds	☐ 8. Life Insurance
☐ 3. Mutual Fund	☐ 9. Inheritance/Death Benefit
☐ 4. Certificate of Deposit*	☐ 10. Sale of Real Estate
☐ 5. Money Market Funds	☐ 11. Legal Settlement
☐ 6. Checking/Savings	☐ 12. Other (Explain in Detail)

* Please also indicate where funds are invested (i.e. mutual funds, variable annuity, Certificate of Deposit etc.)

If Source of Funds are from another financial product:
Is the Source of Funds subject to a surrender charge or any withdrawal penalties? ☐ Yes ☐ No

If yes, how much? % and $

14-1549 (0906)	(Page 1 of 2) FE

REASONS (at least 2 ) FOR PURCHASE
☐ 1. Life Income Options	☐ 6. Dissatisfied with current company/product/service*
☐ 2. Tax-deferred Accumulations	☐ 7. Potential Higher Return
☐ 3. Guaranteed Death Benefit to Age 75	☐ 8. Control Over Investments
☐ 4. Retirement Planning	☐ 9. Diversification
☐ 5. Consolidation of Investment*	☐ 10. Other*

* Details required.

IF EXCHANGE OR ROLLOVER/TRANSFER, EXPLAIN BENEFIT FOR CLIENT
Must either indicate or attach information from your Personal Investor Profile plus Fact Finder, Discovery letter/agreement, switch letter, case notes, or any informational document that summarizes why this transaction is suitable.

Information for Owner(s) and Financial Representative to consider:

•

An investor may be able to exchange from one subaccount to another subaccount within the same variable annuity, or from one fund to another fund within the same family of mutual funds, with no additional sales charge.

•	The redemption of other financial products may result in a surrender charge, contingent deferred sales charge or other penalty.

•	A tax professional should be consulted regarding potential tax consequences of this transaction.

If a financial product(s) is being liquidated, we have evaluated the risks and rewards and the potential risks and rewards of the proposed transaction or series of transactions and determined that they are in accordance with the investment objectives.

Federal law requires financial institutions to obtain, verify, and record information that identifies each person who applies to own a variable product. You will be asked to provide your name, address, date of birth and other information. We will also obtain information from your driver’s license (or other government-issued identification) and we may use other means, including third party sources, to verify your identity.

Deliver one policy to the first-named Owner listed on the Application, whom the Owner(s) authorizes to exercise my rights to hold or return the policy. Other contract rights may be exercised only by authorization of all Owners, unless specified

Consent of Owner(s):

•

In the event my application cannot be completed within 5 days of receipt of my initial payment at your Home Office, I authorize you to retain the initial payment until the application can be completed, or until further notification from me.

The above information provided is accurate to the best of my knowledge and I have determined that the annuity applied for is a suitable purchase based on the information provided.

OWNER SIGNATURE	DATE	NETWORK OFFICE REGISTERED PRINCIPAL SIGNATURE
ADDITIONAL OWNER SIGNATURE	DATE	PRINT NETWORK OFFICE REGISTERED PRINCIPAL NAME
FINANCIAL REPRESENTATIVE SIGNATURE

14-1549 (0906)	(Page 2 of 2) FE